UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010.

CANADIAN TACTICAL TRAINING ACADEMY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31444	98-0361119
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

7000 Cote de Liesse, Suite #8
Montreal, Quebec
Canada, H4T 1E7
(Address of principal executive offices)

Telephone: 514-373-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02         Election of Directors; Appointment of Principal Officers.

Appointment of Directors & Officers

On November 30, 2010, the Company accepted the resignation of its President, Secretary and sole director, Greg Thompson, and appointed the following as officers and directors of the Company:

Jocelyn Moisan, 41 - President and Director of Training

Mr. Moisan is the President and Director of Training for the Company. Since 1991, he has trained over 4500 security, police and military personnel. He has been engaged in security and protection for over 23 years, and he has managed and directed numerous security departments and has been involved in hundreds of local and international operations. Mr. Moisan has conducted training programs all across North & Central America, Africa and the Middle East, where he has specialized in special event management, crowd control and executive protection.

Mr. Moisan was appointed International Instructor for Canada by the Monadnock Police Training Council, and he was the developer of the Rapid Integrated Survival Kombat system (R.I.S.K.). In addition, Mr. Moisan holds a 4th Degree Black Belt in Can-Ryu Ju-jitsu under Professor Georges Sylvain.

Angelo M. Marino, 40 – Secretary, Vice-President, and Director of Operations

Mr. Marino is the Secretary, Vice-President and Director of Operations for the Company. He has trained over 4300 security, police and military personnel, while remaining very active in both public and private security for over 20 years. He specializes in Executive Protection, Armoured High Risk Transport & Tactical Operations, and has worked in over 42 countries. Mr. Marino has created and directed a variety of training programs for numerous domestic and international security and Law Enforcement agencies, and has trained the presidential security details of two countries.

Mr. Marino was awarded the “Citizenship Achievement Award’’ for outstanding service to community and country, by the House of Commons in Canada and is a distinguished Coach and Educator for the National Security Alliance, Kid-Safe Network division for the province of Quebec.

Giovanni (John) Farinaccio, 35 – Treasurer, Vice-President, and Director of Marketing

Mr. Farinaccio is the Treasurer, Vice-President, and Director of Marketing for the Company. He has over 17 years experience in investigations and intelligence gathering. In 1999 he founded the largest Investigators' Network in Canada. He currently sits as the director of The Canadian Private Investigators’ Resource Centre (CPIRC). In addition, he has managed and led investigation and undercover surveillance teams, and has spearheaded the development of Advance Reconnaissance Teams for International Protection Details in hostile areas of operations.

Aside from being an instructor in Investigation, Intelligence and Counter-Terrorism, Mr. Farinaccio is also a certified instructor in PR-24 Police Baton, Expandable Police Baton, Defensive Tactics System (MDTS), Quick Stick Police Baton, and F.E.M.A. Emergency Response to Terrorism, amongst many others.

Item 8.01      Other Events

Name Change to Canadian Tactical Training Academy Inc.

On November 4, 2010, the Company changed its name from Altus Explorations Inc. to Canadian Tactical Training Academy Inc. The name change was approved by the Nevada Secretary of State on November 4, 2010. Finra approved the name change and made it effective on Monday, November 29, 2010. The Company now trades under the symbol “CTTG”.

As of November 30, 2010, the Company had 202,328,633 shares of common stock issued and outstanding.

Item 9.01      Financial Statements and Exhibits

(a)       Financial statements of businesses acquired.

Not applicable.

(b)      Pro forma financial information.

Not applicable.

(c)      Shell company transactions.

Not applicable.

(d)      Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANADIAN TACTICAL TRAINING ACADEMY INC.

Date: December 7, 2010
/s/ Jocelyn Moisan
Jocelyn Moisan
President and Director